Exhibit 99.2
Yadkin Valley Financial Corporation Investor Presentation February 2007 William A. Long, President and Chief Executive Officer Edwin E. Laws, Chief Financial Officer Stephen S. Robinson, Regional President - Piedmont Bank Division For further information please contact: Edwin Laws, Vice President & Chief Financial Officer Office: (336) 526-6313, Fax: (336) 835-8858 Email: edwin.laws@yadkinvalleybank.com

Forward-Looking Statement This presentation contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the 2005 Yadkin Valley Bank and Trust Company Annual Report filed on Form 10-K with the Federal Deposit Insurance Corporation.

What You Will Learn Today . . . History Our Performance Our Operating Strategy

History Yadkin Valley Financial Corporation was formed July 1, 2006 as a holding company for the bank, Yadkin Valley Bank and Trust Company. Yadkin Valley Bank was chartered by the state of North Carolina in 1968. Our Bank is focused on starting, servicing and expanding small business relationships. We believe the real strength of any economy is the businesses owned and managed by people with a true attachment to the local area.

Retail Banking Offices

History Nov. 3, 1995: UCB Branch, Elkin, N. C. O Loans & $25 MM in Deposits Aug. 1, 2002: Main Street BankShares, Inc. 6 branches in four cities 2 Counties (Iredell & Mecklenburg Counties) $247MM in total assets/$180MM in Loans/ $210MM in Deposits

History Jan. 1, 2004: High Country Financial Corporation (High Country Bank) 5 branches in two cities w/1 new branch in progress for a total of 6 branches 2 Counties (Watauga & Ashe Counties) $184MM in total assets $155MM in total loans $163MM in total deposits

History October 1, 2004: Sidus Financial LLC - A mortgage company located in Greenville, North Carolina serving approximately 50 banks as their mortgage broker, with 8 production offices and licensed in 12 States (NC, SC, GA, FL, AL, AR, VA, WV, KY, TN, MD, & DE)

History Yadkin Valley Bank services over 106,000 customers through 23 branches in eight counties in Northwestern and Piedmont North Carolina. At the end of 2006, the Bank had over $1.12 billion in Assets, over $908 million in Deposits and over $857 million in Gross Loans. We are well capitalized and poised to grow rapidly over the next five years. Yadkin Valley Bank seeks to become the premier financial institution in each market we serve.

Experienced Leadership Team - Yadkin Valley Bank and Trust Company Officers * Note: Serve as officers of the Holding Company

Experienced Leadership Team

PERFORMANCE

Diluted EPS 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 4Q 05 4Q 06 0.58 0.63 0.68 0.75 0.83 0.91 0.83 0.89 1 0.89 1.03 1.28 0.27 0.35 Column 2 +30% 9% CAGR - 5YR 7% CAGR - 10YR

Dividends Per Share 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 4Q 05 4Q 06 0.12 0.15 0.19 0.23 0.32 0.37 0.4 0.4 0.4 0.4 0.43 0.47 0.11 0.12

Performance

Performance

Performance

Peer Group

Performance

Performance

LOAN PORTFOLIO COMPOSITION

Loan Portfolio Duration As a % of Total Loans

Funds Composition DDA NOW Savings CODs < =100m Jumbo CODs Information above provided by BancAnalyst Financial as of 9/30/2006

Valuation Comparison With Peer Group

OPERATING STRATEGY

Our Strategy Retention Increase Profitability Focus on Growth Maintain our Core Values Execution

Retention Knowledge of Customer Base Solicit Customers That Value Personal Service Providing Right Products Emphasis on Making Customers Profitable Saturday Banking Low Staff Turnover

Increase Profitability Expectation of Our Shareholders Net Interest Margin Operating Efficiency Noninterest Income

Focus on Growth Build Market Share In Existing Markets Retention Moving Below Average Customers Toward Profitability Competitive Products Remote ATMs Real-Time On-line Banking Develop Noninterest Sources of Income

Deposit Share by City/County City City Market Share County County Market Share Share Jefferson 47.98% Ashe 28.09% West Jefferson (2) 22.65% Ashe Linville 100.00% Avery 1.29% Statesville (3) 14.84% Iredell 11.67% Mooresville (3) 10.16% Iredell Elkin (2) 30.88% Surry 9.14% Cornelius 8.82% Mecklenburg 0.05% Huntersville 5.01% Mecklenburg Boone (4) 17.31% Watauga 15.95% North Wilkesboro 16.33% Wilkes 12.59% Wilkesboro 9.56% Wilkes East Bend 100.00% Yadkin Jonesville 72.53% Yadkin 28.25% Yadkinville 13.04% Yadkin The market share information above is the latest (as of 6/30/06) information provided by the FDIC. Numbers in parentheses are the number of branches in that city.

Focus on Growth Continue Expansion Acquisitions Loan Production Offices De Novo

Our Core Values We exist only because of our customers. We respect employees. We are a for-profit business. We are honest people. We support each community we serve.

Execution We understand that all banks have strategic plans. At Yadkin Valley Bank, we concentrate on execution of those strategies. Execution will always be the key to our success.

ADDITIONAL INFORMATION

Summary of Peer Group Analysis Yadkin's ROA of 1.29% exceeds the Peer Group average ROA of 1.12%. Yadkin's ROE of 11.33% is below the Peer Group ROE of 11.45% due to the goodwill and core deposit intangible totaling $37.4 million resulting from the three most recent acquisitions. Yadkin's Net Interest Margin of 4.68% exceeds the Peer Group's 4.54%.

Summary of Peer Group Analysis Yadkin's Cost of funds is 3.24% compared to the Peer Group's 3.57%. Yadkin's Operating Efficiency is 55.85% compared to the Peer average of 59.27%. Yadkin's Capital to Assets Ratio of 11.38% is significantly above the peer average of 9.91%.

Summary of Peer Group Analysis Yadkin's Nonperforming Loans are 0.21% (at 12/31/06) of Total Loans and below the Peer average of 0.69% (at 9/30/06). Yadkin's ratio of Net Charge Offs to Average Loans of 0.10% (through 12/31/06) is lower than the Peer average net charge offs of 0.25% (annualized through 9/30/06).

Financial Highlights Thru 12/31/2006 vs. 12/31/2005 Net Loans Held for Investment up 10.43% to $804,080,971 Deposits up 11.48% to $907,846,899 Assets up 9.33% to $1,119,901,573 Book Value per share up from $10.89 to $11.72 Tang. Book Value up from $7.33 to $8.17

Comparing Performance of 2005 and 2006 Net Income/Diluted Share YTD from $1.03 to $1.28 Return on Assets from 1.14% to 1.31% Return on Equity from 9.79% to 11.52% Return on Tang. Equity from 14.65% to 16.80% Dividends/Share from increased from $0.11 per quarter to $0.12 per quarter

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